Exhibit 3.01 to Eastman Chemical Company Current Report on Form 8-K Dated October 7, 2010 --  Text of Amendments to Bylaws (New Text Underlined and Deleted Text Struck Through)

EASTMAN CHEMICAL COMPANY BYLAWS

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SECTION II

Meetings of Stockholders

Section 2.7.  Stockholder Nominations and Proposals.  (a)  No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal.  The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

(b)  Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make ~~nominations~~ recommendations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7 (a “Stockholder Nomination”), shall be eligible for election, or qualified to serve, as directors.  Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7.  Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships currently held, or held within the preceding five years, by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934~~, as amended~~, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last ~~five~~ ten years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (F) all information relevant to a determination of the nominee's status as to "independence," including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation's equity securities are then listed or quoted) and the Corporation's Corporate Governance Guidelines, in each case as in effect at the time of such Stockholder Nomination; ~~and~~ (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person; and (iii) if the Person submitting the Nomination Notice is seeking to have the nominee included as such in the Corporation’s proxy statement for the Stockholder Nomination, the information required by Rule 14a-11 under the Securities Exchange Act of 1934.  A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c)  In the case of an annual meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than 150 days and not ~~less~~ later than ~~45~~ 120 days prior to the date on which the notice of the immediately preceding year's annual meeting of stockholders was first sent to the stockholders of the Corporation.  In the case of a special meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given.

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SECTION III

Board of Directors

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Section 3.4.  Special Meetings.  Special meetings of the full Board of Directors may be called by the Chairman of the Board, the Lead Director, or the Vice Chairman. ~~or~~ Special meetings of the non-employee, independent directors may be called by the Lead Director. Special meetings of the Board of Directors or of the non-employee, independent directors also may be called at the request in writing of one-third of the members of the Board of Directors then in office.

Section 3.5.  Notice of Special Meetings.  Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director, as applicable, at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one-third of the members of the Board of Directors then in office, or one-third of the number of non-employee, independent directors (in the case of a meeting of such directors) object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.5.  The notice of the special meeting shall state the general purpose of the meeting, ~~but~~ with no other routine business ~~may be~~ conducted at the special meeting without such matter being stated in the notice.

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Section 3.8 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the full Board of Directors, the non-employee, independent directors, or of any committee thereof, may be taken without a meeting if all members of the Board, the non-employee, independent directors, or of such committee, as the case may be, consent thereto in writing, by electronic transmission, or by any other means permitted by the Delaware General Corporation Law, and the writing or writings or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmissions, are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Quorum and Adjournment.  A majority of the directors then holding office, or a majority of non-employee, independent directors then in office, for purposes of a meeting of such directors, shall constitute a quorum.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, or of the non-employee, independent directors, as the case may be.  Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors, or of the non-employee, independent directors, as the case may be (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place.  It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

Section 3.10.  Organization.  The Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director or the Vice Chairman, or in the absence of the Lead Director or Vice Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

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SECTION IV

Chairman, Lead Director, and Committees of the Board of Directors

Section 4.1. Chairman. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors, designate a member of the Board of Directors to serve as Chairman. The Chairman of the Board may also be the Chief Executive Officer, or other officer of the Corporation, and shall have such powers and perform such duties as may be provided for herein, and as may be incident to the office and as may be assigned by the Board of Directors.

Section 4.2.  Lead Director. If the Chairman is the Chief Executive Officer or other officer or employee of the Corporation or is not an independent (as determined by the Board of Directors) director, the non-employee, independent directors, by resolution passed by a majority of the non-employee, independent members of the Board of Directors, shall designate a non-employee, independent member of the Board of Directors to serve as Lead Director. The Lead Director shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the non-employee, independent members of Board of Directors.

Section ~~4.1~~ 4.3.  Committees. The Board of Directors ~~may~~ shall, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute ~~other~~ committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them.  Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.  Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors.  A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

SECTION V

Officers

Section 5.1.  Designation.  The officers of the Corporation shall be ~~a Chairman of the Board of Directors,~~ a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Controller, and a Secretary, and such other officers as the Board of Directors may elect or appoint, or provide for the appointment of, as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation.  Any number of offices may be held by the same persons~~, except that the Chairman of the Board must be a director of the Corporation and may also be the Chief Executive Officer~~.

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~~Section 5.7.  Chairman of the Board.  The Chairman of the Board shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.~~

Section 5.~~8~~7.  Chief Financial Officer.  The Chief Financial Officer shall act in an executive financial capacity, and assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs, and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.

Section 5.~~9~~8.  Treasurer.  The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.~~10~~9.  Controller.  The Controller shall serve as principal accounting officer of the Corporation, having the custody and operation of the accounting books and records of the Corporation, and shall perform all acts incident to the position of Controller, subject to the control of the Board of Directors.

Section 5.~~11~~10.  Secretary.  The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors.  The Secretary shall have charge of such books and papers as the Board of Directors may require.  The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary).  The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.~~12~~11.  Compensation of Officers.  The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine.  The Board of Directors may delegate its authority to determine compensation (other than that of the Chief Executive Officer) to designated officers of the Corporation.

Section 5.~~13~~12.  Execution of Instruments.  Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer or other officers or employees or agents, in any such case as the Board of Directors may direct or authorize.

Section 5.~~14~~13.  Mechanical Endorsements.  The Chief Executive Officer, the Secretary, or other authorized officers may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

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SECTION VIII

Amendment of Bylaws

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Section 8.2.  Approval of Amendments.  Notwithstanding the foregoing and anything contained in these bylaws to the contrary, these bylaws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least ~~80~~ 66-2/3% of the stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the Board of Directors, voting together as a single class.  Notwithstanding anything contained in these bylaws to the contrary, the affirmative vote of the holders of at least ~~80~~ 66-2/3% of the stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the Board of Directors, voting together as a single class, is required to amend, supplement or repeal, or to adopt any provisions inconsistent with, this section.